Exhibit 99.1

Sonoco to Acquire Eviosys, Creating The World’s Leading Metal Food Can and Aerosol Packaging Platform

Advances Sonoco’s Shareholder Value Creation Strategy Through Disciplined and High Return Capital Investment

Transaction Value of Approximately $3.9 Billion Represents a Multiple of 7.3x 2024 Expected Adjusted EBITDA Including Synergies

Rodger Fuller, Chief Operating Officer, to Lead Integration; Expect to Achieve Over $100 Million of Synergies Within 24 Months

Acquisition Expected to be Immediately Accretive to Adjusted EPS and Over 25% Accretive to 2025 Expected Adjusted EPS[1]

Transaction Advances Portfolio Transformation Strategy with Initiated Execution of at Least

$1 Billion Divestiture Plan, with Net Proceeds for Deleveraging

Sonoco Intends to Retain an Investment Grade Rating with Plans to Deleverage to Below 3.0x Within 24 Months

Sonoco will Host an Investor and Analyst Conference Call Today at 8:30 a.m. ET

HARTSVILLE, S.C. June 24, 2024 – Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a global leader in high-value sustainable packaging, today announced it has entered into an agreement to acquire Eviosys, Europe’s leading food cans, ends and closures manufacturer, from KPS Capital Partners, LP (“KPS”) for approximately $3.9 billion (the “Transaction”).

The Transaction accelerates Sonoco’s strategy to focus on and scale its core businesses and invest in high return opportunities, both organically and inorganically. Following the Transaction, Sonoco will be the leading metal food can and aerosol packaging manufacturer globally. Both Sonoco’s metal business and Eviosys have meaningful commercial momentum and the Transaction facilitates Sonoco’s ability to partner with customers and lead with innovation and sustainability.

Eviosys is a leading global supplier of metal packaging, producing food cans and ends, aerosol cans, metal closures and promotional packaging to preserve the products of hundreds of consumer brands. Eviosys has the largest metal food can manufacturing footprint in the EMEA region, with approximately 6,300 employees in 44 manufacturing facilities across 17 countries. Sonoco estimates Eviosys’s 2024 revenues will be approximately $2.5 billion and its 2024 adjusted EBITDA will be approximately $430 million. Eviosys has meaningful commercial and operational momentum and has increased EBITDA by approximately 50% since 2021.

 1 Based on FactSet estimates at 4:00 pm ET on 6/21/24

Sonoco expects to achieve over $100 million of synergies from the integration of Eviosys with Sonoco’s complementary metal can business. Rodger Fuller, Sonoco’s Chief Operating Officer, will lead the integration with a focus on customer and supplier relationships, employee continuity, operational excellence, and synergy realization, while combining the best of Sonoco’s culture with the rich history and heritage of Eviosys.

“The acquisition of Eviosys establishes our global leadership in metal food can and aerosol packaging, marking an exciting milestone in our strategy to scale our core strategic metal packaging platform and position Sonoco for long-term value creation,” said Howard Coker, President and Chief Executive Officer of Sonoco. “Eviosys brings extensive global reach and an attractive, growing customer base that perfectly complements our existing metal packaging offering. Together with the talented team at Eviosys, we are focused on unlocking new opportunities in attractive end-markets, providing our customers with a stronger value proposition and generating strong returns for our shareholders.”

“For over 200 years, we have provided best-in-class metal packaging that enhances the appeal of our customers’ brands,” said Tomas Lopez, Chief Executive Officer of Eviosys. “By combining with Sonoco, we will work to bring our high quality, sustainable and innovative packaging solutions to new and existing customers around the globe. Our companies share a strong commitment to providing the highest levels of customer service, safety for our employees, and operating efficiencies, and I look forward to joining the incredibly talented team at Sonoco as we work to deliver the benefits of this acquisition to all our stakeholders.”

Strategic and Financial Benefits

•	Establishes Global Leadership in Our Core Metal Packaging Business:

The acquisition of Eviosys builds on the 2022 acquisition of Ball Metalpack and generates another leading position in a core business for Sonoco.

Combining Eviosys’s leading position in EMEA with Sonoco’s existing position in the U.S. expands Sonoco’s total addressable market in metal packaging to approximately $25 billion globally. Sonoco plans to leverage Eviosys’s highly complementary portfolio to more effectively serve both new and existing customers and accelerate organic growth opportunities in consumer-oriented end markets. The combined manufacturing footprint is well invested with upgraded equipment and positioned in close proximity to key customers, allowing Sonoco to unlock and drive operational efficiencies.

•	Creates Clear and Actionable Synergies:

Sonoco has identified over $100 million of potential synergies from the optimization of sourcing, supply chain improvements, raw material procurement savings, manufacturing footprint optimization and streamlining SG&A. The majority of the synergies are expected to be realized in the first year of ownership with the balance realized over the following 12 months.

•	Strong Value Creation Profile:

Sonoco expects the Transaction to be immediately accretive to Adjusted EPS and over 25% accretive to 2025 expected Adjusted EPS[2]. Eviosys generates meaningful operating cash flow and pro forma for the transaction Sonoco’s EBITDA minus capital expenditures is expected to be approximately 40% greater in 2025. The acquisition is expected to result in a return on invested capital in excess of Sonoco’s cost of capital beginning in year one.

•	Sonoco to Advance Portfolio Transformation Strategy with Divestitures:

The acquisition of Eviosys is a meaningful advancement of our portfolio transformation strategy that also includes significant divestitures. Sonoco intends to divest ThermoSafe, its leading temperature assured packaging business, as well as other businesses and expects to achieve at least $1 billion of total proceeds from divestitures in the next twelve to eighteen months. We believe that these divestitures enable greater strategic clarity and operational focus while also generating proceeds to fund deleveraging and high return capital investments in core businesses.

•	Maintains Sonoco’s Commitment to its Investment Grade Credit Profile:

Sonoco intends to maintain its investment grade credit rating. Sonoco has structured the financing of the Transaction to align with its strategic priority of retaining access to capital and prudent financial policy. Sonoco intends to finance the transaction with new debt and the proceeds from an issuance of up to $500 million in equity. KPS has agreed to invest up to $200 million in Sonoco to support the Transaction through the equity offering. With debt reduction from divestitures and cash from operations, Sonoco expects to achieve net leverage below 3.0x within 24 months of the Transaction.

•	Accelerates Sustainability Commitments:

Sonoco and Eviosys’s combined management teams are committed to accelerating sustainability initiatives for the environment and the communities where we operate. Eviosys also advances Sonoco’s portfolio of sustainable solutions and offerings across regions and end markets to support the sustainability needs of our customers. Sustainability integration will be a cornerstone of our integration efforts.

Transaction Details, Financing, Timing and Approvals

Under the terms of the agreement, Sonoco will acquire Eviosys from KPS for approximately $3.9 billion (€3.615 billion) on a cash-free, debt-free basis. Sonoco has committed financing for the entirety of the transaction price.

 2 Based on FactSet estimates at 4:00 pm ET on 6/21/24

The Boards of Directors of both companies have unanimously approved the transaction. The Transaction expected to occur by the end of 2024, subject to the completion of required works council consultations, the receipt of required regulatory approvals and other customary closing conditions.

Eviosys’s current CEO, Tomas Lopez, will remain with Sonoco and lead the Company’s EMEA metal packaging business.

Advisors

Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC are serving as financial advisors to Sonoco and Freshfields Bruckhaus Deringer LLP is serving as Sonoco’s legal counsel. Rothschild & Co is acting as financial advisor to Eviosys and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as Eviosys’s legal advisor.

Investor Conference Call Webcast

The Company will host a conference call to discuss the transaction beginning at 8:30 am Eastern Time today, June 24, 2024.

A live audio webcast of the call along with supporting materials will be available on the Sonoco Investor Relations website at https://investor.sonoco.com/. A webcast replay will be available on the Company's website for at least 30 days following the call.

Time:	Monday, June 24, 2024 at 8:30 a.m. Eastern Time
Audience Dial-In:

To listen via telephone, please register in advance at https://register.vevent.com/register/BI17b5bcb574504b0e846555c3d7bb547e

After registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call.

Webcast Link:	https://edge.media-server.com/mmc/p/vmrk5tr6

Forward-Looking Statements

Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements”. Words such as “assume”, “believe”, “committed”, “continue”, “could”, “estimate”, “expect”, “focused”, “future”, “guidance”, “likely”, “may”, “ongoing”, “outlook”, “potential”, “seek”, “strategy”, “will”, or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include statements regarding, but not limited to: the proposed Acquisition and the timing thereof, including works council consultations, regulatory approvals and the satisfaction of other closing conditions; the expected debt profile and cash flows of the combined company; the pro forma adjusted EBITDA and net leverage of the combined company; the expected cost synergies to be achieved from the proposed Acquisition; statements regarding the Company’s expected future financial condition and results of operations, including revenue Adjusted EPS and Adjusted EBITDA.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. Risks and uncertainties include, among other things: risks related to the proposed Acquisition, including that the proposed Acquisition will not be consummated; the ability to receive regulatory approvals for the proposed Acquisition in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed Acquisition; conditions in the credit markets and the ability to obtain financing for the proposed Acquisition on a favorable basis if at all; the ability to retain key employees and successfully integrate Eviosys; our ability to realize estimated cost savings, synergies or other anticipated benefits of the proposed Acquisition, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the announcement or consummation of the proposed Acquisition on relationships with clients and other third parties; the operation of new manufacturing capabilities; the Company’s ability to achieve anticipated cost and energy savings; the availability, transportation and pricing of raw materials, energy and transportation, including the impact of potential changes in tariffs or sanctions and escalating trade wars, and the impact of war, general regional instability and other geopolitical tensions (such as the ongoing conflict between Russia and Ukraine as well as the economic sanctions related thereto, and the ongoing conflict in Israel and Gaza), and the Company’s ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks; the costs of labor; the effects of inflation, fluctuations in consumer demand, volume softness, and other macroeconomic factors on the Company and the industries in which it operates and that it serves; the Company’s ability to meet its environmental and sustainability goals, including with respect to greenhouse gas emissions; and to meet other social and governance goals, including challenges in implementation thereof; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors”. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

Use of Non-GAAP information

We refer to certain non-GAAP financial measures in this press release, including:

•	Adjusted earnings per common share (“Adjusted EPS”), defined as GAAP earnings per share adjusted to exclude amounts, including the associated tax effects, relating to: restructuring/asset impairment charges; acquisition, integration and divestiture-related costs; gains or losses from the divestiture of businesses and other assets; losses from the early extinguishment of debt; non-operating pension costs; amortization expense on acquisition intangibles; changes in last-in, first-out (“LIFO”) inventory reserves; certain income tax events and adjustments; derivative gains/losses; other non-operating income and losses; and certain other items, if any.

•	Adjusted EBITDA, defined as net income excluding the following: interest expense; interest income; provision for income taxes; depreciation, depletion and amortization expense; non-operating pension costs; net income/loss attributable to noncontrolling interests; restructuring/asset impairment charges; changes in LIFO inventory reserves; gains/losses from the divestiture of businesses and other assets; acquisition, integration and divestiture-related costs; other income; derivative gains/losses; and other non-GAAP adjustments, if any, that may arise from time to time.

•	Adjusted EBITDA Margin, defined as Adjusted EBITDA divided by net sales.

•	Earnings before interest, taxes, depreciation, and amortization, or EBITDA of Eviosys.

•	Net leverage, which is defined as total debt less cash divided by Adjusted EBITDA.

A quantitative reconciliation of the expected EBITDA, Adjusted EBITDA and expected Adjusted EPS to the most directly comparable GAAP measures cannot be provided without unreasonable efforts because certain items may have not yet occurred or are out of the Company’s or Eviosys’s control and/or cannot be reasonably predicted. In addition, quantitative reconciliations of our full year 2024 Adjusted EBITDA and Adjusted EPS guidance cannot be provided due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast without unreasonable efforts: restructuring costs and restructuring-related impairment charges, acquisition/divestiture-related costs, gains or losses on the sale of businesses or other assets, and the income tax effects of these items and/or other income tax-related events.

These non-GAAP financial measures are not calculated in accordance with, nor are they an alternative for, measures conforming to GAAP, and they may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles.

The Company presents these non-GAAP financial measures to provide investors with information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. The Company consistently applies its non-GAAP financial measures presented herein and uses them for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the ultimate performance of management and each business unit against plans/forecasts. In addition, these same non-GAAP financial measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.

Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, the calculations of these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.

To compensate for any limitations in such non-GAAP financial measures, we believe that it is useful in evaluating results to review both GAAP information, which includes all of the items impacting financial results, and the related non-GAAP financial measures that exclude certain elements, as described above. Further, Sonoco management does not, nor does it suggest that investors should, consider any non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company. Any such offer will only be made pursuant to a prospectus filed with the SEC.

About Sonoco:

With net sales of approximately $6.8 billion in 2023, Sonoco has approximately 22,000 employees working in more than 300 operations around the world, serving some of the world’s best-known brands. With our corporate purpose of Better Packaging. Better Life., Sonoco is committed to creating sustainable products and a better world for our customers, employees, and communities. Sonoco was named one of America’s Most Responsible Companies by Newsweek. For more information on the Company, visit our website at www.sonoco.com.

About Eviosys

Eviosys is a leading global supplier of metal packaging, producing food cans and ends, aerosol cans, metal closures and promotional packaging to preserve the products of hundreds of consumer brands. Eviosys has the largest manufacturing footprint in Europe, the Middle East and Africa (EMEA) with 6,300 employees in 44 manufacturing facilities across 17 countries in the region. In 2023, it generated €2.41 billion in revenue. Eviosys is a portfolio company of KPS Capital Partners, LP.

About KPS Capital Partners, LP

KPS, through its affiliated management entities, is the manager of the KPS Special Situations Funds, a family of investment funds with approximately $21.6 billion of assets under management (as of March 31, 2024).  For over three decades, the Partners of KPS have worked exclusively to realize significant capital appreciation by making controlling equity investments in manufacturing and industrial companies across a diverse array of industries, including basic materials, branded consumer, healthcare and luxury products, automotive parts, capital equipment and general manufacturing.  KPS creates value for its investors by working constructively with talented management teams to make businesses better, and generates investment returns by structurally improving the strategic position, competitiveness and profitability of its portfolio companies, rather than primarily relying on financial leverage.  The KPS Funds’ portfolio companies currently generate aggregate annual revenues of approximately $19.6 billion, operate 223 manufacturing facilities in 26 countries, and have approximately 47,000 employees, directly and through joint ventures worldwide (as of March 31, 2024).  The KPS investment strategy and portfolio companies are described in detail at www.kpsfund.com.

Contact Information

Investors

Lisa Weeks

Vice President of Investor Relations & Communications

lisa.weeks@Sonoco.com

843-383-7524

Media

FGS Global

Sonoco@fgsglobal.com